Exhibit 17
LIST OF GUARANTOR SUBSIDIARIES
Equinor Energy AS, a company existing under the Norwegian Private Limited Liability
Companies Act and a wholly owned subsidiary of Equinor ASA, has guaranteed or is a co-
obligor for the following unsecured debt securities.
•USD 480,512,000 7.250% Debentures due 2027
•USD 15,588,000 7.250% Debentures due 2027
•USD 500,000,000 3.000% Notes due 2027
•USD 800,000,000 4.250% Notes due 2028
•USD 1,000,000,000 3.625% Notes due 2028
•USD 250,000,000 6.800% Debentures due 2028
•USD 275,000,000 7.150% Debentures due 2029
•USD 650,000,000 4.500% Notes due 2030
•USD 1,500,000,000 3.125% Notes due 2030
•USD 750,000,000 2.375% Notes due 2030
•USD 800,000,000 5.125% Notes due 2035
•USD 1,000,000,000 4.750% Notes due 2035
•USD 750,000,000 5.100% Notes due 2040
•USD 500,000,000 3.625% Notes due 2040
•USD 350,000,000 4.250% Notes due 2041
•USD 300,000,000 4.250% Notes due 2041
•USD 850,000,000 3.950% Notes due 2043
•USD 750,000,000 4.800% Notes due 2043
•USD 1,000,000,000 3.250% Notes due 2049
•USD 1,250,000,000 3.700% Notes due 2050
Equinor US Capital LLC, a wholly owned indirect subsidiary of Equinor ASA and a finance subsidiary, has not issued any debt securities.